UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001- 33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200

Littleton, Colorado 80127

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On February 17, 2016, Ur-Energy Inc. (the “Company”) announced that it completed its previously-announced bought deal financing pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated February 2, 2016, by and among the Company and Cantor Fitzgerald Canada Corporation, Raymond James Ltd. and Dundee Securities Ltd. (collectively, the “Underwriters”). The Underwriters purchased, on a bought deal basis, 12,921,000 common shares of the Company at a purchase price of US$0.50 per common share, for aggregate gross proceeds to the Company in the amount of US$6.46 million, which includes 921,000 common shares acquired pursuant to the partial exercise of the Underwriters’ over-allotment option.

A copy of the opinion of Fasken Martineau DuMoulin LLP relating to the validity of the common shares issued pursuant to the Underwriting Agreement is filed herewith as Exhibit 5.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Form 8-K report:

5.1 – Opinion of Fasken Martineau DuMoulin LLP.

23.1 – Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and General Counsel

Exhibit No.	Description

5.1	Opinion of Fasken Martineau DuMoulin LLP.
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).